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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of GFI Group Inc. and subsidiaries on Form S-1 of our report dated June 15, 2004, appearing in the Prospectus, which is part of this Registration Statement and of our report dated June 15, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
June 15, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM